SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549


                                _______________________


                                       FORM 8-K
                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event
                              reported):  August 5, 1994


                                    MOTOROLA, INC.
                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                    (State or other jurisdiction of incorporation)

         1-7221                        36-1115800
         (Commission File Number)      (I.R.S. Employer Identification No.)

         1303 East Algonquin Road, Schaumburg, Illinois 60196
         (Address of principal executive offices)       (Zip Code)

         Registrant's telephone number, including area code:  (708) 576-5000

                                    Not Applicable
                      (Former name or former address, if changed
                                  since last report.)











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         Item 5.   Acquisition or Disposition of Assets.

         On August 5, 1994 Motorola, Inc. ("Motorola") announced that it had entered into an Agreement and Plan of Contribution and Merger, dated August 4, 1994 (the "Merger Agreement") pursuant to which Motorola will contribute its specialized mobile radio assets and liabilities in certain geographical areas in connec-tion with the merger (the "Merger") of Nextel Communications, Inc. ("Nextel") with and into ESMR, Inc., a wholly-owned sub-sidiary of Motorola. ESMR, Inc. will be renamed Nextel Com-munications, Inc. following the Merger. Motorola will hold up to 62 million shares of Nextel common stock following the Merger. The closing of the transactions contemplated by the Merger Agreement are subject to the terms and conditions of the Merger Agreement, which is incorporated herein by reference.


         Item 7.   Exhibits.

         Exhibit 5.1 Agreement and Plan of Contribution and Merger, dated August 4, 1994, among Nextel Communications, Inc., Motorola, Inc., ESMR Inc. and ESMR Sub, Inc.































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                   Pursuant to the requirements of the Securities Ex-
         change Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MOTOROLA, INC.


                                       By /s/ Peter Lawson
                                         Peter Lawson
                                         Corporate Vice President

         Date:  August  18, 1994







































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                                    Form 8-K

                                  Exhibit Index


         Exhibit No.    Description                  Sequential Page No.

         5.1            Agreement and Plan of                 5
                        Contribution and Merger,
                        dated August 4, 1994, among
                        Nextel Communications, Inc.,
                        Motorola, Inc., ESMR, Inc.
                        and ESMR Sub, Inc.








































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